FRANCISCO V. AGUILAR
Secretary of State
401 North Carson Street
Carson City, Nevada 89701-4201
(775) 684-5708
Website: www.nvsos.gov

Profit Corporation:

Certificate of Amendment (PURSUANT TO NRS 78.380 & 78.385/78.390)

Certificate to Accompany Restated Articles or Amended and Restated Articles (PURSUANT TO NRS 78.403)

Officer's Statement (PURSUANT TO NRS 80.030)

TYPE OR PRINT - USE DARK INK ONLY - DO NOT HIGHLIGHT

1. Entity information:	Name of entity as on file with the Nevada Secretary of State: SinglePoint Inc Entity or Nevada Business Identification Number (NVID): E0717912007-6
2. Restated or Amended and Restated Articles: (Select one) (If amending and restating only, complete section 1,2 3, 5 and 6)	☐ Certificate to Accompany Restated Articles or Amended and Restated Articles ☐ Restated Articles - No amendments; articles are restated only and are signed by an officer of the corporation who has been authorized to execute the certificate by resolution of the board of directors adopted on: ______ The certificate correctly sets forth the text of the articles or certificate as amended to the date of the certificate. ☐ Amended and Restated Articles * Restated or Amended and Restated Articles must be included with this filing type.
3. Type of Amendment Filing Being Completed: (Select only one box) (If amending, complete section 1, 3, 5 and 6.)	☐ Certificate of Amendment to Articles of Incorporation (Pursuant to NRS 78.380 - Before Issuance of Stock) The undersigned declare that they constitute at least two-thirds of the following: (Check only one box) ☐ incorporators ☐ board of directors The undersigned affirmatively declare that to the date of this certificate, no stock of the corporation has been issued
	☒ Certificate of Amendment to Articles of Incorporation (Pursuant to NRS 78.385 and 78.390 - After Issuance of Stock) The vote by which the stockholders holding shares in the corporation entitling them to exercise at least a majority of the voting power, or such greater proportion of the voting power as may be required in the case of a vote by classes or series, or as may be required by the provisions of the articles of incorporation* have voted in favor of the amendment is: 69 Or ☐ No action by stockholders is required, name change only.
	☐ Officer's Statement (foreign qualified entities only) - Name in home state, if using a modified name in Nevada: ______ Jurisdiction of formation: ______ Changes to takes the following effect: ☐ The entity name has been amended. ☐ Dissolution ☐ The purpose of the entity has been amended. ☐ Merger ☐ The authorized shares have been amended. ☐ Conversion ☐ Other: (specify changes) * Officer's Statement must be submitted with either a certified copy of or a certificate evidencing the filing of any document, amendatory or otherwise, relating to the original articles in the place of the corporations creation.

This form must be accompanied by appropriate fees.

FRANCISCO V. AGUILAR
Secretary of State
401 North Carson Street
Carson City, Nevada 89701-4201
(775) 684-5708
Website: www.nvsos.gov

Profit Corporation:
Certificate of Amendment (PURSUANT TO NRS 78.380 & 78.385/78.390)
Certificate to Accompany Restated Articles or Amended and Restated Articles (PURSUANT TO NRS 78.403)
Officer's Statement (PURSUANT TO NRS 80.030)

4. Effective Date and Time: (Optional)	Date: 08/15/2024 Time: 8:00am EST (must not be later than 90 days after the certificate is filed)
5. Information Being Changed: (Domestic corporations only)	Changes to takes the following effect: ☐ The entity name has been amended. ☐ The registered agent has been changed. (attach Certificate of Acceptance from new registered agent) ☐ The purpose of the entity has been amended. ☐ The authorized shares have been amended. ☐ The directors, managers or general partners have been amended. ☐ IRS tax language has been added. ☒ Articles have been added. ☐ Articles have been deleted. ☐ Other. The articles have been amended as follows: (provide article numbers, if available) Artilce Fouth Shall be Amended to Add the Following (attach additional page(s) if necessary)
6. Signature: (Required)	X [signature] CEO Signature of Officer or Authorized Signer Title X Signature of Officer or Authorized Signer Title *If any proposed amendment would alter or change any preference or any relative or other right given to any class or series of outstanding shares, then the amendment must be approved by the vote, in addition to the affirmative vote otherwise required, of the holders of shares representing a majority of the voting power of each class or series affected by the amendment regardless to limitations or restrictions on the voting power thereof.

Please include any required or optional information in space below:
(attach additional page(s) if necessary)

See Attached.

This form must be accompanied by appropriate fees.

Third Reverse Stock Split. *Effective on August 15th 2024 upon the filing of this Certificate of Amendment of Articles of Incorporation with the Secretary of State of the State of Nevada (the "Third Effective Time"), the shares of the Corporation's Common Stock issued and outstanding immediately prior to the Second Effective Time (the "Second Old Common Stock"), will be automatically reclassified as and combined into shares of Common Stock (the "Third New Common Stock") such that each one hundred (100) shares of Second Old Common Stock shall be reclassified as and combined into one share of Third New Common Stock. Notwithstanding the previous sentence, no fractional shares of Third New Common Stock shall be issued to the holders of record of Second Old Common Stock in connection with the foregoing reclassification of shares of Second Old Common Stock. Stockholders who, immediately prior to the Third Effective Time, own a number of shares of Second Old Common Stock, which is not evenly divisible by 100 shall, with respect to such fractional interest, be entitled to receive one (1) whole share of Common Stock in lieu of a fraction of a share of Second New Common Stock. Each stock certificate that, immediately prior to the Third Effective Time represented shares of Second Old Common Stock shall, from and after the Third Effective Time, automatically and without the necessity of presenting the same for exchange, represent that number of whole shares of Third New Common Stock into which the shares of Second Old Common Stock represented by such certificate shall have been reclassified; provided, however, that each holder of record of a certificate that represented shares of Second Old Common Stock shall receive, upon surrender of such certificate, a new certificate representing the number of whole shares of Third New Common Stock into which the shares of Second Old Common Stock represented by such certificate shall have been reclassified as set forth above. In conjunction with the Third Reverse Stock Split, after the Third Reverse Stock Split shall have less than one round lot (100 shares) after the Third Reverse Stock Split. For the avoidance of doubt; any holders below 100 shares in conjunction with the Third Reverse Stock Split shall be rounded up to 100 shares.*